UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/14/2025

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, Thomas R. Scalf, President, Enterprise Operations and Supply Chain, notified Donaldson Company, Inc. (the “Company”) of his decision to retire, effective at the close of business on August 1, 2025.

Following his retirement from employment with the Company, Mr. Scalf will provide certain consulting services to the Company through December 31, 2025, to facilitate a smooth transition of his responsibilities. Pursuant to the Consulting Agreement between the Company and Mr. Scalf, entered into on May 14, 2025, Mr. Scalf will receive $40,000 per month during the five-month consulting period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1    Consulting Agreement between Donaldson Company, Inc., and Thomas R. Scalf, dated May 14, 2025.

104    Cover page interactive data file (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date:	May 15, 2025	By:	/s/ Amy C. Becker
Amy C. Becker Chief Legal Officer and Corporate Secretary